UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2018

StoneMor Partners L.P.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of R. Paul Grady

On February 26, 2018, R. Paul Grady informed StoneMor GP LLC (“StoneMor GP”), the general partner of StoneMor Partners L.P. (the “Partnership”), that he will resign and step down as President, Chief Executive Officer and member of the Board of Directors of StoneMor GP (the “Board”) effective as of March 30, 2018.

Appointment of Leo J. Pound as Interim Chief Executive Officer

On March 2, 2018, the Partnership announced the appointment of Leo J. Pound as Interim Chief Executive Officer of StoneMor GP, effective as of March 30, 2018.

Mr. Pound, age 62, served as Acting Chief Operating Officer of StoneMor GP from April 2017 to September 2017 and has served on the Board since August 2014. Mr. Pound has been a Principal of Pound Consulting Inc., which provides management-consulting services to both public and private enterprises, since July 2000. From February 1999 to July 2000, Mr. Pound was Chief Financial Officer of Marble Crafters, a stone importer and fabricator. From October 1995 to February 1999, he was Chief Financial Officer of Jos. H. Stomel & Sons, a wholesale distributor. Since 2013, Mr. Pound has served as the Chairman of the Audit Committee of Alliance Holdings, a private equity firm. From 2012 through December 2015, Mr. Pound had been a director at Turner Long/Short Equity Offshore, an investment partnership managed by Turner Investments, Inc. He also serves as the Chairman of the Audit Committee and as a member of the Compensation Committee and Nominating Committee of Nixon Uniform Service & Medical Wear, a textile rental company. In December 2015, Mr. Pound joined the Board of Directors of Empire Petroleum Partners, a private wholesale fuel distributor. He is also the Chairman of the Audit Committee at Empire Petroleum Partners. Mr. Pound previously served on the Board of Directors of NCO Group, Inc., an international provider of business process outsourcing services, from 2000 until 2011. Mr. Pound chaired the Audit Committee and was a member of the Nominating and Corporate Governance Committee of the Board of Directors of NCO Group, Inc. Mr. Pound is a Certified Public Accountant and a member of the American and Pennsylvania Institutes of Certified Public Accountants. Mr. Pound received a degree in Business Administration from LaSalle University where he majored in Accounting.

StoneMor GP has not finalized the terms on which Mr. Pound will serve as Interim Chief Executive Officer and anticipates doing so prior to March 30, 2018.

There are no understandings or arrangements between Mr. Pound and any other person pursuant to which Mr. Pound was selected as Interim Chief Executive Officer.

Appointment of James. S. Ford as Chief Operating Officer and Senior Vice President

On March 2, 2018, the Partnership also announced the appointment of James S. Ford as Chief Operating Officer and Senior Vice President of StoneMor GP. Mr. Ford’s appointment in such capacities was effective as of March 1, 2018 (the “Effective Date”).

Mr. Ford, age 63, was most recently Senior Vice President and Chief Customer Officer of Foundation Partners Group, which owns and operates funeral homes and cemeteries in the United States, where he was employed from September 2014 through January 2018. In such capacity, Mr. Ford was responsible for all operations, sales and marketing activities of Foundation Partners Group. He previously held the position of Vice President, Business Optimization, at Foundation Partners Group where he led efforts to formulate and implement business strategies that drove organizational growth and expansion. Prior to his employment with Foundation Partners Group, Mr. Ford was Senior Vice President and Chief Operating Officer of Cremation Services with the Neptune Society in Plantation, Florida, a provider of cremation services, from June 2004 to November 2013. In such capacity, Mr. Ford’s responsibilities included oversight of Neptune Society’s operations and sales. Before his employment with Neptune Society, Mr. Ford held several senior management positions with Service Corporation International (SCI), a provider of funeral goods and services as well as cemetery property and services, during his 16 years with that company. Mr. Ford has served on the Boards of Directors of the Illinois, Michigan, and Wisconsin Cemetery Associations and the Board of Directors of the Indiana Funeral Directors Association. Mr. Ford attended Loyola University in Los Angeles where he studied Biology and was a licensed Funeral Director in California.

In connection with Mr. Ford’s appointment as Chief Operating Officer and Senior Vice President, StoneMor GP and Mr. Ford entered into an employment agreement, effective as of the Effective Date (the “Employment Agreement”).

The Employment Agreement provides that Mr. Ford’s employment with StoneMor GP as Chief Operating Officer and Senior Vice President commenced on the Effective Date and will continue unless terminated by either party. The Employment Agreement also provides that Mr. Ford will have such duties and authority as are customarily associated with such positions or as otherwise determined from time to time by the Board.

Mr. Ford’s initial base salary under the Employment Agreement is $375,000 per year, which base salary is subject to annual review by the Board. Any decrease in base salary shall be made only to the extent StoneMor GP contemporaneously and proportionately decreases the base salaries of all of its senior executives.

The Employment Agreement provides that Mr. Ford is eligible to receive an annual incentive cash bonus with respect to each fiscal year of StoneMor GP, provided that he will not be eligible to receive such bonus if he is not employed on the last day of the fiscal year to which such bonus relates. The amount of the cash bonus will be set at a target of 50% of his base salary with respect to the applicable fiscal year (pro rated for 2018) based on bonus plan objectives to be determined by the Compensation Committee.

In accordance with the Employment Agreement and pursuant to the terms of a restricted unit agreement entered into on the Effective Date (the “Award Agreement”), Mr. Ford received a grant of 16,383 restricted common units in the Partnership. Such restricted common units will vest, if at all, in equal monthly installments over a two year period and have rights to distributions consistent with fully vested common units in the Partnership.

Under the Employment Agreement, Mr. Ford is also entitled to participate in the Partnership’s 2014 Long-Term Incentive Plan (the “LTIP”) for the 2018 fiscal year and each fiscal year thereafter, to the extent that StoneMor GP offers the LTIP to all senior executives of StoneMor GP. Mr. Ford’s participation in the LTIP with respect to the 2018 fiscal year and in any future fiscal year, if offered by StoneMor GP, shall be in an annual amount equal to 50% of his base salary, with 50% of such annual amount vesting in equal annual installments over three years and 50% of the annual amount vesting based upon attainment of performance goals as determined by the Compensation Committee. To the extent Mr. Ford’s employment terminates on account of “Retirement” (as such term is defined in the Employment Agreement) during a performance period applicable to a particular LTIP grant, the portion of such LTIP grant that is subject to performance goals shall be earned pro-rata based on actual performance and the number of months that Mr. Ford was employed during the performance period. To be eligible for a pro-rated portion of the LTIP grant in the event of a Retirement, Mr. Ford must execute a Severance Agreement and General Release and Waiver of Claims in the form attached to his Employment Agreement (the “Severance Agreement”), with such changes that are reasonably recommended by the Partnership’s legal counsel to comply with applicable law.

For up to 150 days after the Effective Date, the Partnership will provide temporary housing to Mr. Ford and will reimburse him for certain travel expenses for his travel to his current residence in Florida and his spouse’s travel to the Philadelphia area. The Partnership will also reimburse Mr. Ford for reasonable relocation expenses, including closing costs for the purchase of a residence by the end of 2018.

If Mr. Ford’s employment is terminated by StoneMor GP for “Cause” or by Mr. Ford without “Good Reason” or in the event of Mr. Ford’s death or “Disability” (as such terms are defined in the Employment Agreement), Mr. Ford will be entitled to receive the following (together, the “Accrued Benefits”): (i) any base salary for days actually worked through the date of termination; (ii) reimbursement of all expenses for which Mr. Ford is entitled to be reimbursed pursuant to the Employment Agreement, but for which he has not yet been reimbursed; (iii) any vested accrued benefits under StoneMor GP’s employee benefit plans and programs in accordance with the terms of such plans and programs, as accrued through the date of termination; (iv) vested but unissued equity in StoneMor GP or the Partnership; (v) any bonus or other incentive (or portion thereof) for any preceding completed fiscal year that has been awarded by StoneMor GP to Mr. Ford, but has not been received by him prior to the date of termination; and (vi) accrued but unused vacation, to the extent Mr. Ford is eligible in accordance with StoneMor GP’s policies.

If, following the earlier of completion of five months of employment with the Company or the move of Mr. Ford’s primary residence to Pennsylvania, Mr. Ford’s employment is terminated by StoneMor GP without “Cause” (including a termination by StoneMor GP without “Cause” following a “Change in Control”) or by Mr. Ford for “Good Reason” (as such terms are defined in the Employment Agreement), and provided that Mr. Ford enters into a release as provided for in the Employment Agreement, Mr. Ford would be entitled to receive, in addition to the Accrued Benefits, the following: (i) payment of his base salary for a period of 12 months following the effective date of his termination, to be paid in equal installments in accordance with the normal payroll practices of StoneMor GP, commencing on the Partnership’s first payroll date following the expiration of the revocation period (without Executive having exercised his revocation right in such period) set forth in the Severance Agreement, with the first payment including any amounts not yet paid between the date of termination and the date of the first payment and (ii) a pro-rata cash bonus for the fiscal year in which such termination occurs, if any, determined by StoneMor GP (subject to certain the restrictions as set forth above), which shall be paid at the same time that annual incentive cash bonuses are paid to other executives of StoneMor GP, but in no event later than March 15 of the fiscal year following the fiscal year in which the date of termination occurs.

In the event of a “Change in Control” (as such term is defined in the Employment Agreement) all outstanding equity interests granted to Mr. Ford that are subject to time-based vesting provisions and that are not fully vested shall become fully vested as of the date of such Change in Control.

The Employment Agreement also includes customary covenants running during Mr. Ford’s employment and for 12 months thereafter prohibiting solicitation of employees, directors, officers, associates, consultants, agents or independent contractors, customers, suppliers, vendors and others having business relationships with StoneMor GP and prohibiting Mr. Ford from directly or indirectly competing with StoneMor GP. The Employment Agreement also contains provisions relating to protection of StoneMor GP’s property, its confidential information and ownership of intellectual property.

The Employment Agreement also includes various other covenants and provisions customary for an agreement of this nature.

The foregoing summary of the Employment Agreement and Award Agreement is not intended to be complete and is qualified in its entirety by reference to the Employment Agreement and Award Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On March 2, 2018, the Partnership issued a press release announcing the resignation of Mr. Grady and the appointments of Messrs. Pound and Ford. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 incorporated by reference herein, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Partnership pursuant to the Securities Act of 1933, as amended, or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description
10.1	Employment Agreement dated March 1, 2018 by and between StoneMor GP LLC and James Ford. *
10.2	Executive Restricted Unit Agreement under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, entered into as of March 1, 2018, by and between StoneMor GP LLC and James Ford. *
99.1	Press Release dated March 2, 2018. **

* Filed herewith.

** Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2018	STONEMOR PARTNERS L.P. By: StoneMor GP LLC its general partner
By: /s/ Austin K. So Austin K. So General Counsel, Chief Legal Officer & Secretary